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                                                                    EXHIBIT 11.1

                        OCTEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  FISCAL YEAR ENDED JUNE 30,
                                                                -------------------------------
                                                                 1991        1992        1993
                                                                -------     -------     -------
PRIMARY NET INCOME PER SHARE
Net income....................................................  $17,714     $21,356     $22,553
                                                                -------     -------     -------
                                                                -------     -------     -------
Weighted average shares outstanding...........................   16,795      17,376      17,950
Dilutive effect of outstanding stock options (as determined by
  the application of the treasury stock method)...............      910       1,395       1,187
                                                                -------     -------     -------
                                                                 17,705      18,771      19,137
                                                                -------     -------     -------
                                                                -------     -------     -------
Primary net income per share..................................  $  1.00     $  1.14     $  1.18
                                                                -------     -------     -------
                                                                -------     -------     -------
FULLY DILUTED NET INCOME PER SHARE*
Net income....................................................  $17,714     $21,356     $22,553
                                                                -------     -------     -------
                                                                -------     -------     -------
Weighted average shares outstanding...........................   16,795      17,376      17,950
Dilutive effect of outstanding stock options (as determined by
  the application of the treasury stock method)...............    1,013       1,395       1,187
                                                                -------     -------     -------
                                                                 17,808      18,771      19,137
                                                                -------     -------     -------
                                                                -------     -------     -------
Fully diluted net income per common share.....................  $  0.99     $  1.14     $  1.18
                                                                -------     -------     -------
                                                                -------     -------     -------

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* This computation is submitted in accordance with Securities Exchange Act of
  1934 Release No. 9083 although not required for all periods under APB Opinion No. 15 because it results in dilution of less than three percent.